Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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January 14, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated  January  14,  1997 of Vinings  Investment
Properties Trust (formerly Mellon Participating Mortgage Trust Commercial Properties 85/10) and are in agreement with the statements contained in the third and fourth paragraphs on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP